UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013 (July 25, 2013)

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Turgeon Employment Agreement and the Harper Employment Agreement contained in Item 5.02 of this Periodic Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, Tronox Limited ( the “Company”) announced it has appointed Jean-François Turgeon as Executive Vice President, effective January 1, 2014, and Katherine C. Harper as Chief Financial Officer, effective September 16, 2013.

Jean-François Turgeon

Executive Vice President

Mr. Turgeon has served as Managing Director of Rio Tinto Iron and Titanium (“RTIT”) since 2009 and Chairman of the Board of Directors of Rio Tinto Fer et Titane (“RTFT”) and Richards Bay Minerals . Prior to his appointment as Managing Director of RTIT, Mr. Turgeon served as President of RTFT from 2006 to 2009. Mr. Turgeon worked in various roles for the Rio Tinto Group for over 24 years and has experience overseeing their international TiO2 operations. Mr. Turgeon holds a Masters in Hydrometallurgy from McGill Unversity and a Bachelor of Science in chemical engineering from Unversité Laval.

Katherine C. Harper

Chief Financial Officer

Ms. Harper has served as Chief Financial & Business Development Officer for the Diamonds and Minerals Group of Rio Tinto Group since 2012. Before that she served as the Vice President of Transformation for the Business Support and Operations Group from 2010 to 2012, and the Chief Financial Officer of Hydrogen Energy International, a subsidiary of Rio Tinto Group, from 2008 to 2009. Ms. Harper has held senior finance posts for the Gulbrandsen Group and the General Chemical Corporation and brings significant financial management experience in both the global mining and chemical industries. Ms. Harper holds a Masters in Business Administration and Bachelor of Science in industrial management from Carnegie-Mellon University.

Turgeon Employment Agreement

On July 25, 2013, Tronox LLC, a wholly-owned subsidiary of the Company, entered into an employment agreement with Jean-François Turgeon (the “Turgeon Employment Agreement”). The Turgeon Employment Agreement is effective as of January 1, 2014 and provides for Mr. Turgeon to serve as the Executive Vice President of the Company (and any successor) and contemplates an initial three year term of employment. In addition, the Turgeon Employment Agreement provides for an annual base salary of no less than $600,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 75% of base salary. In connection with his commencement of employment on January 1, 2014, Mr. Turgeon will be granted a “sign-on” equity grant of 65,000 shares of restricted stock, fifty percent of which vest upon the achievement of performace-based goals, as determined by the Compensation Committee, lapsing after three years, and fifty percent of which vest in three pro-rata equal installments on each of January 1, 2015, January 1, 2016, and January 1, 2017. To the extent not yet vested, any such shares are subject to forfeiture if Mr. Turgeon’s employment ceases, for any reason, prior to January 1, 2017.

In the event Mr. Turgeon’s employment is terminated without “cause” or he terminates employment for Good Reason, subject to the execution of a release of claims, he will receive pursuant to the terms of the Turgeon Employment Agreement: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; and (ii) an amount equal to one times the sum of his base salary and annual target bonus, payable in equal installments over the course of twelve months in accordance with the Company’s normal payroll practices.

In addition, the Turgeon Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that prior to and during his employment and for a period of 12 months thereafter he will not compete with the Company’s core business, or solicit the Company’s employees, (iv) a mutual agreement between Mr. Turgeon and the Company that prior to and during his employment and for a period of two years thereafter he will not disparage the company or its directors and executive officers, and the Company, as well as its executive officers and members of the board of directors, will not disparage Mr. Turgeon, and (v) liquidated damages in the amount of $500,000 payable by Mr. Turgeon to the Company should he fail to commence employment on January 1, 2014 and continue to provide services for at least one year.

Harper Employment Agreement

On August 1, 2013, Tronox LLC, a wholly-owned subsidiary of the Company, entered into an employment agreement with Katherine C. Harper (the “Harper Employment Agreement”). The Harper Employment Agreement is effective as of September 16, 2013 and provides for Ms. Harper to serve as the Chief Financial Officer of the Company (and any successor) and contemplates an initial three year term of employment, unless terminated by either party upon at least 30 days advance notice. In addition, the Harper Employment Agreement provides for an annual base salary of no less than $484,100, the entitlement to customary employee benefits, and an annual target bonus opportunity of 70% of base salary. In connection with her commencement of employment on September 16, 2013, Ms. Harper will be granted a “sign-on” equity grant of 10,000 shares of restricted stock, fifty percent of which vest upon the achievement of performace-based goals, as determined by the Compensation Committee, lapsing after three years, and fifty percent of which vest in three pro-rata equal installments on each of September 16, 2014, September 16, 2015, and September 16, 2016. To the extent not yet vested, any such shares are subject to forfeiture if Ms. Harper’s employment ceases, for any reason, prior to September 16, 2016. In addition, the Harper Employment Agreement contemplates Ms. Harper moving to within commuting distance of the Company’s headquarters and provides that Ms. Harper will be entitled to be reimbursed for reasonable relocation and moving expenses associated with her relocation.

In the event Ms. Harper’s employment is terminated without “cause” or she terminates employment for Good Reason, subject to the execution of a release of claims, she will receive pursuant to the terms of the Harper Employment Agreement: (i) her base salary through the date of termination plus a pro rata bonus for the year of termination; and (ii) an amount equal to one times the sum of her base salary and annual target bonus, payable in equal installments over the course of twelve months in accordance with the Company’s normal payroll practices.

In addition, the Harper Employment Agreement provides for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, (iii) an agreement that during her employment and for a period of 12 months thereafter she will not compete with the Company’s core business, or solicit the Company’s employees, and (iv) a mutual agreement between Ms. Harper and the Company that during her employment and for a period of two years thereafter she will not disparage the company or its directors and executive officers, and the Company, as well as its executive officers and members of the board of directors, will not disparage Ms. Harper.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of July 25, 2013 by and between Tronox LLC and Jean-François Turgeon.

10.2	Employment Agreement dated as of August 1, 2013 by and between Tronox LLC and Katherine C. Harper

99.1	Press Release of Tronox Limited, dated August 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013

TRONOX INCORPORATED

By:	/s/ Michael J. Foster
Michael J. Foster
Senior Vice President—General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement dated as of July 25, 2013 by and between Tronox LLC and Jean-François Turgeon.

10.2	Employment Agreement dated as of August 1, 2013 by and between Tronox LLC and Katherine C. Harper

99.1	Press Release of Tronox Limited, dated August 7, 2012

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